EXHIBIT 23.2


                                     CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 12, 1999, in the Registration Statement on Form SB-2 and related Prospectus of Antennas America, Inc. for the registration of 44,500,000 shares of its common stock.

                                                     /s/ Ernst & Young LLP

Denver, Colorado
February 9, 2000